UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2010

Boston Scientific Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Boston Scientific Place, Natick, Massachusetts		01760-1537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	508-650-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2010, we announced the settlement of three patent disputes with Johnson & Johnson and Cordis Corporation (together, "J&J"). The disputes date back to 2003 and cover infringement of our Jang patent and J&J’s Palmaz and Gray patents, all of which involve intellectual property in the cardiovascular arena. Boston Scientific will make a $1.725 billion payment to J&J in connection with the settlement. Under the settlement, we will pay J&J $1 billion on February 1, 2010, and the balance on or before the first week of January 2011. We plan to post a $745 million letter of credit, which will cover the $725 million balance and interest.

A form of the Settlement Agreement and Non-Exclusive Patent Cross-License dated January 29, 2010 is filed herewith as Exhibit 10.1.

A copy of the press release is attached hereto as Exhibit 99.1

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Scientific Corporation

February 1, 2010	By:	Lawrence J. Knopf

Name: Lawrence J. Knopf
Title: Senior Vice President and Deputy General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Form of Settlement Agreement and Non-Exclusive Patent Cross-License dated January 29, 2010 by and between Boston Scientific Corporation and Boston Scientific Scimed, Inc., and Johnson & Johnson.
99.1	Press Release issued by Boston Scientific Corporation dated February 1, 2010.